UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 28, 2023

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware		001-35761		75-3241967
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

800 2nd Avenue S.				33701
Saint Petersburg,	FL
(Address of principal executive offices)				(Zip Code)

		(727)	895-7737
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	UIHC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

On February 27, 2023, the Circuit Court of the Second Judicial Circuit for Leon County, Florida issued a consent order appointing the Florida Department of Financial Services as receiver of United Insurance Holding Corp.'s (the "Company") subsidiary, United Property & Casualty Insurance Company ("UPC") for purposes of liquidation, injunction and notice of automatic stay. This order completes the Company's disposal of UPC which will be de-consolidated from our financial results on this date. The foregoing summary of the consent order does not purport to be complete and is qualified in its entirety by reference to the text of the consent order, a copy of which is filed as an Exhibit 10.1 hereto and is incorporated herein by reference.

On February 10, 2023, the Company filed a Current Report on Form 8-K with pro forma financial statements reflecting the impact of the disposal of UPC and the related de-consolidation, which pro forma financial statements are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Consent Order Appointing the Florida Department of Financial Services as Receiver of United Property & Casualty Insurance Company for Purposes of Liquidation, Injunction, and Notice of Automatic Stay, dated as of February 27, 2023.

99.1	Pro forma financial statements as of and for the periods ending September 30, 2022 and December 31, 2021 (incorporated by reference to the Company's Current Report on Form 8-K filed on February 10, 2023)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.
February 28, 2023	By:	/s/ B. Bradford Martz
B. Bradford Martz, Chief Financial Officer and President (principal financial officer and principal accounting officer)